Exhibit 23.1

Onestop Assurance PAC
10 Anson Road
#21-14 International Plaza
Singapore 079903
Tel: 9644 9531
Email: audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No. 1 to Form F-3 of our report dated January 22, 2025, with respect to the consolidated financial statements of XChange TEC.INC and its subsidiaries.

We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Onestop Assurance PAC
Singapore

October 29, 2025